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                                AGREEMENT

    This Agreement is made and entered on this 23 day of December, 1993 between Western Container Corporation ("Seller"), a Texas corporation having its principal place of business at Houston, Texas, and Coca-Cola Bottling Co. Consolidated, a Delaware corporation having its principal place of business at 1900 Rexford Rd., Charlotte, NC 28210 ("Buyer").

                                WITNESSETH:
    WHEREAS, Seller is in the business of manufacturing for sale sixteen ounce, twenty ounce and 1 liter unlabeled polyethylene terephthalate bottles (PET Bottles) in what is commonly known as "generic" or straight-walled design ("Generic Bottles"); and
    WHEREAS, Buyer wants to purchase from Seller PET Bottles of a contoured design ("Contoured Bottles") which Seller does not currently manufacture, nor does Seller have the equipment to so manufacture; and
    WHEREAS, Buyer also wants to purchase from Seller additional volumes of Generic Bottles which Seller currently does not have the capacity to manufacture; and
    WHEREAS, in order for Seller to acquire the manufacturing capacity necessary to supply Buyer and other customers with their expected volume of Contoured and Generic Bottles from Seller, Seller will be required to make substantial capital expenditures for Bottle manufacturing and related equipment, which expenditures are estimated to be in excess of $16,000,000;
and

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    WHEREAS, Seller is willing to enter into this agreement to supply
Contoured and Generic Bottles to Buyer only on the condition that Seller is afforded protection from Buyer that Seller will not be at risk or suffer any financial loss resulting from its purchase of such additional capital equipment in the event that Buyer for any reason whatsoever, including an event of force majeure, either ceases to purchase Bottles from Seller, or ceases to purchase Bottles in sufficient quantities to substantially fully utilize such additional capital equipment, all in accordance with the terms and conditions hereof.
    NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged by both parties, and in consideration of the following terms and provisions, the parties agree as follows:

          1. Sale of PET Bottles to Buyer.

          (a) Seller shall be obligated to sell and deliver to Buyer a cumulative total of 59.6MM 16-ounce, 20-ounce, and/or 1-liter Generic or Contour Bottles, in such proportions as Buyer may determine, for each twelve
(12) month period beginning the earlier of July 1, 1994, or the first day of the month after the month in which Seller has available for shipment to Buyer commercial quality and quantity of Contoured or Generic Bottles (the "Initial Date"); and
             (b) Seller shall be relieved of the obligations in Paragraph 1(a) above if Seller's failure to sell and deliver such quantity of PET Bottles is due to an event of force majeure affecting Seller. For the purposes of this Agreement, an event of force majeure shall mean any act which is beyond the reasonable control of Seller, including without limitation, fire, explosion, breakdown or plant failure of machinery, strike, walk-out

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labor dispute, casualty or accident, lack of or failure in whole or in part of transportation facilities, or lack of or failure in whole or in part of sources of supply of labor, raw materials and/or power ("Force Majeure").
In the event of an act of Force Majeure which prevents Seller from delivering Bottles to Buyer and such event is covered by Seller's insurance then in effect, Buyer shall be relieved of its obligation to take or pay for such Bottles but only to the extent of the Bottles not delivered as a result of such event and only to the extent of such payments made to Seller under the insurance coverage as a result of such event. Seller agrees to maintain with financially sound and reputable insurers insurance with respect to its properties and business, including business interruption insurance, against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of persons engaged in the same or similar businesses and similarly situated.
           2. Price.
           (a) The price to be paid by Buyer to Seller for PET Bottles purchased pursuant to this Agreement shall be Seller's price as established from time to time by Seller's Board of Directors in accordance with the then applicable provisions of the Seller's bylaws and Seller's written policies relating to pricing, as such price may be changed from time to time by Seller's Board of Directors upon not less than five (5) days prior notice in accordance with Seller's pricing policy then in effect. In addition, Buyer shall be invoiced on and shall pay a reasonable deposit for all PET Bottle packaging materials including, without limitation, pallets, tear sheets, top frames and the like, which deposit shall be credited to Buyer when and if such packaging materials are returned to Seller in good condition. Payment by Buyer shall be due net within thirty (30) days from receipt of invoice

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by Seller and payments received within fifteen (15) days from receipt of invoice may be discounted by an amount established from time to time by Seller. If Buyer fails to make full payment to Seller on any invoice within thirty (30) days from the date of such invoice (the "Due Date"), such amounts shall accrue interest from the Due Date at the rate of eighteen percent (18%) per annum, or the maximum rate permitted by applicable law, whichever is lesser, and all future shipments of PET Bottles to Buyer shall be sent by Seller to Buyer C.O.D. or on any other basis acceptable to Seller, at Seller's discretion, unless credit terms are reinstated by Seller.
    3.  Take or Pay.
    (a) Except as expressly provided in Paragraphs 1(b) and 4(b), the parties hereto recognize and agree that in no event or circumstance, regardless of fault or lack of fault of either party, including lack of consumer acceptance of or demand for beverage products packaged in the Contoured Bottles, shall Seller be at risk for any economic loss resulting from Seller's purchase of the capital equipment necessary to supply Buyer with Contoured Bottles or additional Generic Bottles hereunder. Accordingly, the parties have agreed to the provisions in Paragraph 3(b) hereof in order to implement this feature of the Agreement.
    (b) In order to compensate Seller for the purchase of the Contour and Generic Bottle equipment during the term of this Agreement until termination thereof,
         (1) Buyer promises to make 20 quarterly payments (the "Quarterly Payment") to Seller of $119,184 beginning with the full three calendar month

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starting with the Initial Date and each 3-month period thereafter during the term of this Agreement;
         (2) In connection with computing each Quarterly Payment as required by paragraph 3(b)(1) of this Section, Buyer will be entitled to a credit against such Quarterly Payment of $10.00 for each 1,000 Contour and/or Generic Bottles (16 oz., 20 oz., or 1 liter size) shipped to and paid for by Buyer from Seller during the calendar quarter and for each 1,000 Contour and/or Generic Bottles shipped to other customers of Seller and then filled with beverages and shipped to Buyer during the calendar quarter up to a maximum of $119,184 per quarter. The Quarterly Payment is payable to and must be received by Buyer within 15 days after the end of each such 3-month period;
and
        (3) When making each fourth Quarterly Payment during each 12-month period hereunder, Buyer may use all Bottles purchased during such 12-month period to determine the credit due on an annual basis to the four quarterly payments due under Paragraph 3(b)(1). If the quantities purchased during such twelve months in which the take or pay obligations were assessed exceeds the annual volume required to negate the take or pay obligation, then any Quarterly Payments made in such twelve months shall be returned by Seller.
    4.  Term
    (a) The term of this Agreement is for the five year period beginning from and including the Initial Date.

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    (b)  Each party hereto shall have the right at its option to terminate this
Agreement prior to the end of the term, only if (1) one party fails to cure a material breach of any of its obligations under this Agreement within ninety
(90) days after receiving written notice from the other party of such breach, such termination to be effective ninety (90) days after the other party gives such written notice; or (2) the other party files a petition in Bankruptcy
Court or is adjudicated a bankrupt; or (3) the other party has a receiver of assets or property appointed because of insolvency; or (4) the other party makes a general assignment of all its assets for the benefit of creditors.
  5.  Estimates; PET Bottles.
  Buyer must provide Seller with good faith written estimates of Buyer's estimated purchases of PET Bottles by type (Generic or Contour) and size
(16-oz, 20-oz, and 1-liter) from Seller. These estimates will be calculated for each twelve-month period beginning April 1 with the first such estimate to cover the period beginning April 1, 1994 through March 31, 1995. These estimates will be submitted to Seller by Buyer upon execution hereof for the first twelve-month period, and no later than ninety (90) days before the beginning of each subsequent twelve-month period. Buyer further agrees to provide Seller with information reflecting likely material deviations from then current forecasts within a reasonable period of time after Buyer has knowledge of the likelihood of such deviations. Buyer shall place all orders with Seller at least two weeks prior to the requested delivery date of the order. In no event shall Seller be required to sell to Buyer Bottles in excess of the quantities set forth in Paragraph 1.

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  6.  Delivery.
  Seller shall ship the PET Bottles to the locations specified by Buyer in its order within two (2) weeks after receipt of an order (subject, however, to events of Force Majeure); provided, however, if the designated location is more than five hundred (500) highway miles from Seller's plant from which the PET Bottles are to be shipped, then Buyer shall pay all transportation costs with respect to shipping such PET Bottles from Seller's plant to the designated location to the extent such costs exceed the cost for shipping such PET Bottles for the first five hundred (500) highway miles. Buyer agrees to accept delivery of the PET Bottles unlabeled in bulk pallets.
Buyer agrees that Seller is not required to deliver the PET Bottles in corrugated boxes.
  7.  Warranties.
  Seller represents and warrants that:
  (a) Upon delivery, the PET Bottles shall be acceptable at the time of manufacture to The Coca-Cola Company.
  (b) It will at all times carry products liability insurance in the amount of $500,000 with an umbrella of $10,000,000.
ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY EXPRESSLY DISCLAIMED AND NEGATED.
  (c) A breach of the warranties in this Section shall entitle Buyer to damages as provided in Paragraph 8(c) only, but shall not permit Buyer to terminate this

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Agreement unless terminated in accordance with a failure of performance by
Seller pursuant to Paragraph 4(b) hereof.
  8.  Indemnification.
  (A) SELLER SHALL, AT ITS OWN EXPENSE, DEFEND, INDEMNIFY, AND HOLD HARMLESS BUYER FROM ANY AND ALL LIABILITY, COMPLAINT, CLAIM OR LEGAL
ACTION THAT MAY BE INSTITUTED BY A THIRD PARTY AGAINST BUYER ALLEGING DAMAGE, DEATH, ILLNESS, OR INJURY RESULTING FROM OR ALLEGING A DEFECT
IN THE MANUFACTURE OR MATERIALS OF THE PET BOTTLES OR FROM CONTAMINATION
OF THE CONTENTS THEREOF BY THE MATERIALS FROM WHICH THE PET BOTTLES ARE MANUFACTURED (BUT NOT SUCH CLAIMS WHICH RESULT FROM A DEFECT OR CONTAMINATION WHICH OCCURS AFTER THE BOTTLES LEAVE SELLER'S PLANT,
SUCH AS DURING THE HANDLING, SHIPPING, BOTTLING OR THE DISTRIBUTION OPERATION UNLESS SUCH DEFECT OR CONTAMINATION IS CAUSED ONLY BY THE
PET BOTTLES AS MANUFACTURED) AND TO ASSUME FULL RESPONSIBILITY AND
EXPENSE OF INVESTIGATION, LITIGATION, NEGOTIATION, AND/OR SETTLEMENT
OF ANY SUCH COMPLAINT, CLAIM OR LEGAL ACTION, BUT SUCH LIABILITY, RESPONSIBILITY AND EXPENSE SHALL NOT EXCEED THE AMOUNT OF SELLER'S
PRODUCT LIABILITY COVERAGE FOR WHICH THE INSURANCE CARRIER MAKES
PAYMENT TO SELLER (PLUS ANY APPLICABLE DEDUCTIBLE). LIKEWISE, BUYER
SHALL, AT ITS OWN EXPENSE, DEFEND, INDEMNIFY, AND HOLD

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HARMLESS SELLER FROM ANY AND ALL LIABILITY, COMPLAINT, CLAIM OR LEGAL ACTION
THAT MAY BE INSTITUTED BY A THIRD PARTY AGAINST SELLER ALLEGING DAMAGE, DEATH, ILLNESS, OR INJURY RESULTING FROM OR ALLEGING A DEFECT IN THE PET BOTTLES OR FROM CONTAMINATION OF THE CONTENTS THEREOF WHICH RESULT FROM A DEFECT OR CONTAMINATION WHICH OCCURS AFTER THE BOTTLES LEAVE SELLER'S PLANT, SUCH AS DURING THE HANDLING, SHIPPING, BOTTLING OR THE DISTRIBUTION OPERATION UNLESS SUCH DEFECT OR CONTAMINATION IS IN THE PET BOTTLES AS MANUFACTURED BY SELLER, AND BUYER SHALL ASSUME FULL RESPONSIBILITY AND EXPENSE OF ANY INVESTIGATION, LITIGATION, NEGOTIATION, AND/OR SETTLEMENT OF ANY SUCH COMPLAINT, CLAIM OR LEGAL ACTION BUT SUCH LIABILITY, RESPONSIBILITY AND EXPENSE SHALL NOT EXCEED THE AMOUNT OF BUYER'S PRODUCT LIABILITY COVERAGE FOR WHICH THE INSURANCE CARRIER MAKES PAYMENT TO BUYER (PLUS ANY APPLICABLE DEDUCTIBLE).
    (B) BOTH SELLER AND BUYER AGREE THAT NEITHER WILL SETTLE OR COMPROMISE ANY CLAIM OR SUIT HAVING ANY ADVERSE EFFECT UPON THE OTHER PARTY WITHOUT PROVIDING THE OTHER PARTY REASONABLE ADVANCE NOTICE THEREOF. IN THE EVENT EITHER PARTY OBJECTS TO THE PROPOSED SETTLEMENT OF THE OTHER, THE
OBJECTING PARTY MAY ASSUME FULL RESPONSIBILITY FOR THE DEFENSE OF ANY

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SUCH CLAIM OR SUIT AT ITS OWN EXPENSE, CONDITIONED UPON THE OBJECTING PARTY
AGREEING TO PAY FOR ALL DAMAGES OBTAINED AGAINST THE OTHER PARTY OVER AND ABOVE THE AGREED UPON BASIS OF SETTLEMENT. IT IS EXPRESSLY UNDERSTOOD THAT EITHER PARTY, AT ITS ELECTION, MAY, AT ITS OWN EXPENSE, RETAIN COUNSEL TO PARTICIPATE IN THE DEFENSE OF ANY CLAIM OR SUIT BROUGHT AGAINST THE OTHER PARTY WHICH MAY HAVE AFFECT UPON ITS RIGHT OR LIABILITIES HEREUNDER.
    (C) BUYER'S EXCLUSIVE REMEDY, AND SELLER'S SOLE LIABILITY IN RESPECT TO ANY CLAIM FOR DAMAGES FOR BREACH OF ANY WARRANTY OF SECTION 7 (OTHER THAN AS PROVIDED WITH RESPECT TO THIRD PARTY CLAIMS COVERED BY SECTION 8(A) WHICH
SHALL BE GOVERNED EXCLUSIVELY BY SECTION 8(A)), SHALL BE LIMITED TO REIMBURSEMENT OF THE ACTUAL COST TO BUYER, AS DETERMINED BY SELLER'S BOARD
OF DIRECTORS, OF THE PET BOTTLES CLAIMED TO BE DEFECTIVE OR OTHERWISE NOT IN COMPLIANCE WITH SUCH WARRANTIES, OR THE REPLACEMENT THEREOF, BUT SHALL NOT INCLUDE ANY CONSEQUENTIAL OR OTHER DAMAGES EXCEPT FOR THE COST OF REMOVING
SUCH DEFECTIVE PET BOTTLES FROM THE FACILITIES OF BUYER. No person not a party hereto shall have any rights hereunder or with respect hereto, and no such person shall be considered a third-party beneficiary hereof.

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  9.  Conflict With Other Agreements; Indemnity.
  Buyer represents and warrants to Seller that neither the execution and delivery of this Agreement nor the performance of the transactions contemplated herein by Buyer will violate or conflict with (a) any provision of any contract or agreement to which Buyer is a party or by which it is bound; or (b) any duty to any third party. Seller represents and warrants to Buyer that neither the execution and delivery of this Agreement nor the performance of the transactions contemplated herein by Seller will violate or conflict with (a) any provision of any contract or agreement to which Seller is a party or by which it is bound; or (b) any duty to any third party. Each party hereto shall, at its own expense, defend, indemnify and hold harmless the other party hereto from any and all liability, complaint, claim or legal action that may be instituted by a third party involving a breach of the representations and warranties in this Paragraph 9.
  10. Governing Law.
  The terms and provisions of this Agreement shall be governed by the substantive laws of the State of Texas, excluding any rule or principle that might refer to or apply the substantive law of another jurisdiction.
  11. Successors and Assigns.
  This Agreement shall be binding upon and inure to benefit of the parties hereto and their respective successors and assigns; provided, however, this Agreement shall not be assigned by Buyer or Seller without the prior written consent of the other party hereto, except that either party may effect a corporate reorganization from a corporation to a corporate cooperative without the need for such consent and except that Seller may

                                      -11-
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grant to NationsBank of Texas, N.A. a security interest in this Agreement to secure Seller's obligations to NationsBank of Texas, N.A. without the need for such consent.
  12.  Entire Agreement; Amendments.
  This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the parties relating thereto. No supplement, modification, waiver or amendment of this Agreement shall be binding unless executed in writing by the parties, and no waiver shall be deemed to apply to any continuing default or any subsequent breach or default, either of a similar or different nature, unless expressly so stated in writing.
  13.  Notices.
  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given upon receipt on a business day at the address for notice for the party to whom the notice is addressed.
The addresses for notice are as follows:
  (a)  If to Seller:
       Western Container Corporation
       3801 Distribution Boulevard
       Houston, Texas 77018

       Attention: Robert H. Jackson
  (b)  If to Buyer:
       Coca-Cola Bottling Co. Consolidated
       1900 Rexford Rd.
       Charlotte, North Carolina 28210

       Attention: Michael A. Perkis

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  The respective addresses for notice may be changed by either party hereto by furnishing to the other party written notice in accordance with the provision of such change of address.
  14.  Survival.
  The obligations of Paragraphs 2,7,8 and 9 shall survive any termination of this Agreement.
  15.  Counterparts.
  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
  16.  Exhibits and Headings.
  The Exhibits attached hereto are made a part hereof. The paragraph and section headings contained in this Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Agreement.
  17.  Invalidity.
  In the event any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and any such invalid, illegal, or unenforceable provision shall be construed as broadly as is permitted by law so that only that portion which is invalid, illegal or unenforceable is impaired.

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  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives or officers.
                                       [BUYER]
                                       By:    Michael A. Perkis
                                       Title: Vice President
                                       Date:  December 23, 1993

                                       WESTERN CONTAINER CORPORATION
                                       By:
                                       Title:
                                       Date: